UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2008

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Alberto Pinto, was elected President, effective July 9, 2008. He will continue to serve as our COO and as a member of our board.

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each officer shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

There are no family relationships between Mr. Alberto Pinto and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Biographical information and business experience about Mr. Alberto Pinto is incorporated by reference from our Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission, or SEC, on April 29, 2008.

No additional compensation is being paid to Mr. Alberto Pinto in connection with his position as President. Mr. Alberto Pinto’s compensation information and equity awards, in the form of non-statutory stock options, are incorporated by reference from our Annual Report on Form 10-K/A, filed with the SEC on April 29, 2008.

Other than the description of the company’s merger with Interpacific Oil S.A.C., which is incorporated by reference from our Annual Report on Form 10K/A, filed with the SEC on April 29, 2008, during our last fiscal year, Mr. Alberto Pinto has not been a party to any transaction, or any currently proposed transaction, in which he has or will have a direct or indirect material interest with us and the amount involved exceeds $120,000.

Item 8.01 Other Events

On July 9, 2008, we determined to discontinue operations of Pure Biocarburantes SA, our subsidiary in Argentina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PURE BIOFUELS CORP.

Date: July 12, 2008	By:	/s/ Luis Goyzueta
Luis Goyzueta
Chief Executive Officer and Director